STI Classic Funds
Minutes of the Special Meeting of the Shareholders
November 15, 2004


A special meeting of the shareholders (the "Meeting") of STI Classic Fund (the "Fund") was held on November 15, 2004, at 100 Summer Street, Boston, Massachusetts, beginning at 9:30 a.m., pursuant to notice duly given.

The following were present: Julie Powers, the Assistant Secretary of the Fund and the acting Secretary of the Meeting. Also present was Stephanie Pfromer who served as the Inspector of Election. There were no shareholders in attendance.

Ms. Pfromer signed the required Oath of Inspector that will be filed with the records of the Meeting. An affidavit certifying the proper mailing of the Notice of the Meeting, Proxy Statement and Forms of Proxy for the Fund as well as a certified list of shareholders of record on the record date, will be filed with the records of the Meeting.

Ms. Pfromer reviewed the Certificate of Tabulation, represented by Management Information Services, and determined that for the Fund, zero (0) shares were represented in person, and the number of shares represented by proxy are identified below. Ms. Pfromer determined that a quorum was present with respect to the Fund and that the meeting was lawfully convened and ready to transact formal business.

For Proposal #1			# of Shares
Record Total			15,003,588,279.750
Voted Shares			8,662,606,594.933
Percent Present			57.737%

For Proposal #2
Emerging Growth			# of Shares
Record Total			1,793,968.300
Voted Shares			1,786,490.000
Percent Present			99.583%

For Proposal #1			# of Shares
Record Total			3,637,625.010
Voted Shares			3,631,937.000
Percent Present			99.844%



The first item of formal business which the shareholders of the Funds were requested to consider was the following proposal:

Proposal 1: To consider and vote on the election of members to the Board of Trustees of the Trust.

Ms. Pfromer confirmed the number and percentages of votes cast for Proposal 1:


Richard W. Courts, II
		# of Shares		% of Outstanding	% of Shares
					Shares			Present
Affirmative	8,643,079,484.413	57.607%			99.775%
Withhold	19,527,110.520		.130%			.225%
Total		8,662,606,594.933	57.737%			100.000%

Thomas C. Gallagher
		# of Shares		% of Outstanding 	% of Shares
					Shares			Present
Affirmative	8,647,093,895.243	57.634%			99.821%
Withhold	15,512,699.690		.103%			.179%
Total		8,662,606,594.933	57.737%			100.000%

F. Wendell Gooch
		# of Shares		% of Outstanding 	% of Shares
					Shares			Present
Affirmative	8,646,942,792.353	57.632%			99.819%
Withhold	15,663,802.580		.105%			.181%
Total		8,662,606,594.933	57.737%			100.000%

Sidney E. Harris
		# of Shares		% of Outstanding    	% of Shares
					Shares			Present
Affirmative	8,643,726,038.293	57.611%			99.782%
Withhold	18,880,556.640		.126%			.218%
Total		8,662,606,594.933	57.737%			100.000%

Warren Y. Jobe
		# of Shares		% of Outstanding 	% of Shares
					Shares			Present
Affirmative	8,643,699,091.683	57.611%			99.782%
Withhold	18,907,503.250		.126%			.218%
Total		8,662,606,594.933	57.737%			100.000%

Clarence H. Ridley
		# of Shares		% of Outstanding	% of Shares
					Shares			Present
Affirmative	8,643,065,943.353	57.607%			99.774%
Withhold	19,540,651.580		.130%			.226%
Total		8,662,606,594.933	57.737%			100.000%

James O. Robbins
		# of Shares		% of Outstanding 	% of Shares
					Shares			Present
Affirmative	8,643,422,544.023	57.609%			99.779%
Withhold	19,184,050.910		.128%			.221%
Total		8,662,606,594.933	57.737%			100.000%

Jonathan T. Walton
		# of Shares		% of Outstanding	% of Shares
					Shares			Present
Affirmative	8,647,114,982.373	57.634%			99.821%
Withhold	15,491,612.560		.103%			.179%
Total		8,662,606,594.933	57.737%			100.000%

Charles D. Winslow
		# of Shares		% of Outstanding	% of Shares
					Shares			Present
Affirmative	8,643,530,202.353	57.610%			99.780%
Withhold	19,076,392.580		.127%			.220%
Total		8,662,606,594.933	57.737%			100.000%

A majority of the shares entitled to vote were present by proxy at the Special Meeting, and the foregoing votes constituted the required affirmative vote of a plurality of all votes cast at the Meeting. Therefore the election of the Nominees was approved.

The next item of formal business was consideration of the following proposal:

Proposal 2: To approve the investment subadvisory agreement between Trusco Capital Management, Inc. and Zevenberger Capital Investments LLC with respect to STI Classic Funds' Emerging Growth Stock Fund and the Aggressive Growth Stock Fund.

Ms. Pfromer, confirmed the number and percentages of votes cast for Proposal 2.

Emerging Growth
Stock Fund	# of Shares		% of Outstanding 	% of Shares
					Shares			Present
Affirmative	1,786,490.000		99.583%			100.000%
Against		.000			.000%			.000%
Abstain		.000			.000%			.000%
Total		1,786,490.000		99.583%			100.000%

Aggressive Growth
Stock Fund
		# of Shares		% of Outstanding 	% of Shares
					Shares			Present
Affirmative	3,631,937.000		99.844%			100.000%
Against		.000			.000%			.000%
Abstain		.000			.000%			.000%
Total		3,631,937.000		99.844%			100.000%

This constituted the affirmative vote of a majority of the outstanding voting securities of each Fund, and therefore the investment subadvisory agreements between Trusco Capital Management, Inc. and Zevenberger Capital Investments LLC with respect to STI Classic Funds' Emerging Growth Stock Fund and Aggressive Growth Stock Fund, respectively were approved.

There being no further business to come before the meeting, the meeting was adjourned at 10:00 a.m.




___________________
Julie Powers
Assistant Secretary, STI Classic Funds





CCMI FUNDS

CERTIFICATE OF THE INSPECTOR OF ELECTION March 21, 2005

I, Heather Barnes, duly appointed and qualified to act as the Inspector of Election in connection with the tabulation of the shareholder votes rendered at the Special Meeting of Shareholders of the CCMI Equity Fund, CCMI Bond Fund and CCMI Tax-Exempt North Carolina Bond Fund (the "Funds"), series of the CCMI Funds, held at 431 North Pennsylvania Street, Indianapolis, Indiana 46201 on Friday, March 18, 2005, at 9:30 a.m. (the "Special Meeting"), do hereby certify as follows:

1. That the transfer agent determined the number of shares of stock outstanding on the Funds' records as of the close of business on the record date; that Management Information Services ("MIS"), an ADP Company of Hingham, Massachusetts, counted and tabulated all proxies; that I determined, from the reports received from MIS, the existence of a quorum with respect to the Funds and the result of the proposal submitted to shareholders at the Special Meeting and that MIS did such acts as were proper to conduct the vote with fairness to all stockholders; and that I performed my duties impartially and in good faith.

2. The total number of shares of beneficial interest of each Fund entitled to vote at the Special Meeting was as follows:

Fund					Number of Shares Entitled to Vote
CCMI Equity Fund				7,247,373.083
CCMI Bond Fund					10,535,860.213
CCMI Tax-Exempt North Carolina Bond Fund	4,200,144.013

The number of shares of beneficial interest of the Funds represented by proxies received with respect to the Special Meeting and not revoked at or prior to the Special Meeting was as follows:

Fund			For Proposal		Number of Shares
CCMI Equity Fund	Record Total		7,247,373.083
			Voted Shares		6,639,519.427
			Percent Present		91.613%

Fund			For Proposal		Number of Shares
CCMI Bond Fund		Record Total		10,535,860.213
			Voted Shares		10,456,449.000
			Percent Present		99.246%

Fund			For Proposal		Number of Shares
CCMI Tax-Exempt North
Carolina Bond Fund	Record Total		4,200,144.013
			Voted Shares		4,185,210.000
			Percent Present		99.644%

The number of shares of stock of the Funds and the manner in which they were cast at the Special Meeting were as follows:

Proposal:    Approval of the Agreement and Plan of Reorganization, which provides for: (i) the transfer of all of the assets and liabilities of the CCMI Funds in exchange for shares of the corresponding series of the STI Classic Funds; (ii) the distribution of shares of each series of the STI Classic Funds so received to shareholders of the corresponding CCMI Fund; and (iii) the termination under state law of the CCMI Funds.



Fund				Number 		% of		% of
				of Shares	Outstanding 	Shares
CCMI Equity Fund				Shares		Present

		Affirmative	6,636,059.427	91.565%		99.948%
		Against		3,460.000	.048%		.052%
		Abstain		0		0%		0%
		Total		6,639,519.427	91.613%		100.000%


Fund				Number 		% of		% of
				of Shares	Outstanding 	Shares
CCMI Bond Fund					Shares		Present

		Affirmative	10,456,449.000	99.246%		100.000%
		Against		0		0%		0%
		Abstain		0		0%		0%
		Total		10,456,449.000	99.246%		100.000%


Fund				Number 		% of		% of
				of Shares	Outstanding 	Shares
CCMI Tax-Exempt					Shares		Present
North Carolina
Bond Fund
		Affirmative	4,185,210.000	99.644%		100.000%
		Against		0		0%		0%
		Abstain		0		0%		0%
		Total		4,185,210.000	99.644%		100.000%

3. That the above votes represent the requisite number of votes cast at the Special Meeting to approve the proposal, as described in the proxy statement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 21st day of March 2005.



Heather Barnes
Inspector of Elections